SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  August 7, 2000



                             Ralcorp Holdings, Inc.
             (Exact name of registrant as specified in its charter)

          Missouri                  1-12619                   43-1766315
     (State or other              (Commission              (I.R.S. Employer
     Jurisdiction of              File Number)            Identification No.)
      Incorporation)

              800 Market Street, Suite 2900
                     St. Louis, MO                   63101
                (Address of principal              (Zip Code)
                  executive offices)


                                 (314) 877-7000
              (Registrant's telephone number, including area code)

Item  5.     Other  Events.

In  a  press release dated August 8, 2000, a copy of which is attached hereto as
Exhibit 99.1 and the text of which is incorporated by reference herein, Ralcorp Holdings, Inc. (the "Company") announced that the Company and Agribrands International, Inc. ("Agribrands") have agreed to merge. On August 7, 2000, the Company and Agribrands entered into an Agreement and Plan of Reorganization (the "Agreement"), a copy of which is attached hereto as Exhibit 2.1 and the text of which is incorporated by reference herein. Pursuant to the Agreement, the merger is subject to numerous conditions precedent including, but not limited to, the approval of the merger by the shareholders of the Company and Agribrands; Agribrands obtaining a ruling from the Internal Revenue Service that the merger will not affect the tax-free status of Agribrands' spin-off from its former parent; and customary regulatory approvals and consents. The parties anticipate consummating the merger within six months.




Item  7.     Exhibits.

Exhibit 2.1 Agreement and Plan of Reorganization dated as of August 7, 2000, by and between Ralcorp Holdings, Inc. and Agribrands International, Inc.

Exhibit  99.1   Press  Release  dated  August  8,  2000


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            RALCORP  HOLDINGS,  INC.
                                            (Registrant)


Date:  August 8, 2000                       By:  /s/ T. G. Granneman
                                                 -------------------
                                                 T. G. Granneman
                                                 Duly Authorized Signatory and
                                                 Chief Accounting Officer

                                  EXHIBIT INDEX


Exhibit
Number          Description
------          -----------


Exhibit 2.1 Agreement and Plan of Reorganization dated as of August 7, 2000, by and between Ralcorp Holdings, Inc. and Agribrands International, Inc.

Exhibit  99.1   Press  Release  dated  August  8,  2000